CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 22, 2015, relating to the financial statements and financial highlights which appear in the March 31, 2015 Annual Reports to Shareholders of the International Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

Boston, Massachusetts

August 28, 2015